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                                                                    EXHIBIT 10.8


This document was prepared outside of the Commonwealth of Virginia


                              SPECIAL WARRANTY DEED

         THIS DEED, made and entered into this ____ day of October, 1998 by and between A&A NORTHPOINTE B, INC., a Virginia corporation ("Grantor"), with an address of c/o Cambridge Holdings Limited Partnership, 560 Herndon Parkway, Suite 210, Herndon, Virginia 20170, and AMERICAN INDUSTRIAL PROPERTIES REIT, a Texas real estate investment trust ("Grantee"), with an address of 6210 North Beltline Road, Suite 170, Irving, Texas 75063-2656.

                                   WITNESSETH:

         That for and in consideration of the sum of Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor does hereby grant, bargain, sell and convey unto Grantee, in fee simple, with Special Warranty of title, that certain real property located in Loudoun County, Virginia and more particularly described in Exhibit A attached hereto and made a part hereof.

         Together with all improvements located thereon, and all title, right, privilege, alleys, ways, easements, appurtenances and advantages thereunto belonging, or in anywise appertaining thereto.

         Subject only to those matters set forth and identified on Exhibit B attached hereto and made a part hereof.

         AND FURTHER SUBJECT TO (pursuant to Grantee's assumption thereof) that certain promissory note in the original principal amount of $3,000,000 dated February 27, 1996, executed by Grantor and A&A Northpointe C, Inc., jointly and severally, and payable to the order of Security Life of Denver Insurance Company (the "Note") and secured by a Deed of Trust,

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Assignment of Rents and Leases, and Security Agreement, dated of even date therewith, and recorded on February 28, 1996 in Deed Book 1416, Page 998 in the Land Records of Loudoun County, Virginia (the "Deed of Trust") upon which Note there now remains an outstanding principal balance of $2,812,754.95.

         To have and to hold the property hereby conveyed to the Grantee, its successors and assigns, in fee simple forever.

         IN TESTIMONY WHEREOF, the said Grantor has, as of the date first written above, caused these presents to be signed, acknowledged and delivered, under seal, by its duly authorized representative as its act and deed.

                                            A&A Northpointe B, Inc.,
                                            a Virginia corporation


                                            By:
                                                     -----------------------
                                                     Dr. Louai Alassar
                                                     President




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DISTRICT OF     )
                )     SS:
COLUMBIA        )

         The undersigned, a Notary Public in and for the jurisdiction aforesaid, does hereby certify that Dr. Louai Alassar, the President of A&A Northpointe B, Inc., a Virginia corporation, known to me (or satisfactory proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same on behalf of A&A Northpointe B, Inc., for the purpose therein contained.

         GIVEN under my hand and seal this ____ day of October, 1998.


                                                                        (SEAL)
                                                  ---------------------
                                                  Notary Public


My commission expires:
                       ----------------






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                                    EXHIBIT A

                               (Legal Description)







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                                    EXHIBIT B

                            (Permitted Encumbrances)